Lehman Brothers                                  Wed, 30 Mar 2005, 12:58:29 EST
                                                        nstimola:SARM05-7GROUPI


                            YIELD TABLE - BOND 1-A4

                                   SARM 2005-7
                             SETTLE AS OF 03/31/05

              --------------------------------------------------
                            BOND SUMMARY - BOND 1-A4
              --------------------------------------------------
              FIXED COUPON:   5.416              TYPE:  Fixed
                  ORIG BAL:   14,117,000

                    FACTOR:   1.0000000
               FACTOR DATE:   03/25/05       NEXT PMT:  04/25/05
                     DELAY:   24                CUSIP:
              --------------------------------------------------

                   ------------------------------------------
                                             25 CPR
                   ------------------------------------------
                     PRICE             YIELD        DURATION
                   ------------------------------------------

                    100.781250         4.83            2

                   ------------------------------------------
                     AVERAGE LIFE               1.91
                      FIRST PAY               04/25/05
                      LAST PAY                02/25/08
                   ------------------------------------------

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TSY BM     3Mo     6Mo     2YR     3YR     5YR    10YR    30YR   LIB BM     1MO     2MO     3MO     6MO     1YR     2YR     3YR
-----------------------------------------------------------------------------------------------------------------------------------
 Yield  1.7892  1.9808  2.5824  2.8483  3.3313  4.0400  4.8062    Yield  1.8400  1.9000  1.9600  2.1400  2.3900  2.9367  3.2778
Coupon                  2.3750  2.7500  3.3750  4.2500  5.3750
-----------------------------------------------------------------------------------------------------------------------------------

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   4YR     5YR     7YR     8YR     9YR    10YR    12YR    15YR    20YR   30YR
--------------------------------------------------------------------------------
3.5390  3.7527  4.1038  4.2406  4.3599  4.4642  4.6517  4.8655  5.0593  5.1419
--------------------------------------------------------------------------------

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The above indicative value[s] are as of the date indicated and do not represent actual bids or offers by Lehman Brothers. There can be no assurance that actual trades could be completed at such value[s]. Discussions of the trade values in general, and firm price quotations and actual trade prices in particular, may vary significantly from these written estimated values as a result of various factors, which may include (but are not limited to) prevailing credit spreads, market liquidity, position size, transaction and financing costs, hedging costs and risks and use of capital and profit. These estimates may not be representative of any theoretical or actual internal valuations employed by us for our own purposes, may vary during the course of any particular day and may vary significantly from the estimates or quotations that would be given by another dealer. You should consult with your own accounting or other advisors as to the adequacy of this information for your purposes. As a condition for providing these estimates, you agree that Lehman Brothers makes no representation and shall have no liability in any way arising therefrom to you or any other entity for any loss or damage, direct or indirect, arising from the use of this information.
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